Exhibit 99.1

September 13, 2010

EXPLORATION NEWS RELEASE

US GOLD NEVADA & MEXICO EXPLORATION UPDATE

POSITIVE GOLD BAR DRILL RESULTS

PRE-FEASIBILITY STUDY ON TRACK

Toronto, Ontario (September 13, 2010) - US GOLD CORPORATION (NYSE.AMEX:UXG - TSX:UXG) is pleased to announce positive drill results from its Gold Bar Project in Nevada, and an update from regional prospects in Mexico. The best holes in Nevada encountered 0.133 opt (4.56 gpt) gold over 90 ft (27.4 m), 0.033 opt (1.14 gpt) gold over 240 ft (73.2 m) and 0.058 opt (2.01 gpt) gold over 120 ft (36.6 m). These results are encouraging and exploration is ongoing to test for extensions of this mineralization.

GOLD BAR PROJECT

Recent drilling at the Gold Bar Project focused on two areas known as Cabin Creek and North Gold Ridge, which are part of the Gold Bar resource estimate.

CABIN CREEK

The objective of US Gold’s drilling at Cabin Creek was to expand a higher-grade envelope in order to include the mineralization in a conceptual pit design. This objective was achieved, with the best hole (GB145) returning 0.133 opt (4.56 gpt) gold over 90 ft (27.4 m). Unexpectedly, a new zone was discovered approximately 200 ft (60 m) deeper in this hole (Figure 2). This lower zone returned 0.033 opt (1.14 gpt) gold over 240 ft (73.2 m) including 0.066 opt (2.27 gpt) gold over 65 ft (19.8 m). Drilling to expand this zone to the east and west encountered narrower intercepts of lower grade. Drilling is currently focused on testing for mineralization along strike to the north and south (Figure 1).

The exceptional length of the lower intercept appears to be related to a northeast-trending fault zone where it intersects the east-dipping McColley Canyon limestone, host to most of the mineralization at Cabin Creek as well as the nearby Gold Pick and Gold Ridge deposits. Gold mineralization in the lower zone is associated with silicification that appears to be associated with the fault (Figure 2). Drilling is underway to follow the fault zone north and south along strike.

NORTH GOLD RIDGE

The first hole at North Gold Ridge (GB152) encountered 0.058 opt (2.01 gpt) gold over 120 ft (36.6 m) in step-out drilling 210 ft (65 m) to the southwest of the known resource (Figure 3). This intercept is contained within a channel that developed on the surface of the basement, filled with porous McColley Canyon limestone, and probably acted as a preferred pathway for gold mineralization. A similar channel is present in the West Pick area where US Gold has encountered significant mineralization, including the best results announced last year of 0.085 opt (2.90 gpt) gold over 150 ft (45.7 m) and 0.065 opt (2.24 gpt) gold over 120 ft. (36.6 m). US Gold geologists believe this is an important observation that will assist in targeting similar mineralization. Results from three additional holes in this area are pending, and additional drilling is planned to the south and west where the intercept is open.

Results from drilling at Cabin Creek and North Gold Ridge are as follows:

HOLE#	Gold	From	Length	Gold	From	Length
	opt	ft	ft	gpt	m	m
GB143	0.024	400	55	0.82	121.9	16.8

GB144	0.023	595	25	0.80	181.4	7.6
And	0.037	655	25	1.28	199.6	7.6
And	0.065	705	10	2.24	214.9	3.1

GB145	0.030	165	15	1.03	50.3	4.6
And	0.133	260	90	4.56	79.2	27.4
Including	0.219	285	40	7.52	86.9	12.2
And	0.033	550	240	1.14	167.6	73.2
Including	0.066	590	65	2.27	179.8	19.8

GB146	0.020	125	60	0.67	38.1	18.3

GB149	0.027	295	55	0.91	89.9	16.8

GB150	0.025	590	50	0.85	179.8	15.2

GB151	0.020	650	40	0.69	198.1	12.2
And	0.050	755	20	1.70	230.1	6.1

GB152	0.058	310	120	2.01	94.5	36.6
Including	0.096	345	35	3.29	105.2	10.7

(opt = Troy ounces per short ton, gpt = Grams per metric tonne. True width is not known at this time.)

GOLD BAR PROJECT PRE-FEASIBILITY

US Gold has received competitive bids from six engineering groups to complete a pre-feasibility study on Gold Bar, and anticipates awarding the contract by September 17th. Completion of that study expected in Q3 2011. The pre-feasibility will look to further advance the positive results announced earlier this year in the Preliminary Economic Assessment (1)(PEA). US Gold’s objective is to lengthen the projected mine-life through exploration and optimization concurrent with the completion of the pre-feasibility study. Highlights of the 2010 PEA are as follows:

•                  Projected annual production of approximately 60,000 ounces of gold over a 6 year mine life, at an estimated cash cost of $560 per ounce (oz).

•                  Pre-tax discounted Net Present Value (NPV) of $105 million at $1150 per oz gold and 6% discount rate, giving an Internal Rate of Return (IRR) of 60%.

•                  Estimated initial capital expenditure of $40 million, life-of-mine (LOM) capital expenditure of $47 million, and pay-back period of 3 years at $1150 per oz gold.

MEXICO REGIONAL EXPLORATION UPDATE

In Mexico, US Gold has five core and two percussion drills operating.  These drills are focused on expanding the mineralization at El Gallo, where an updated resource estimate is due in October, as well as testing three promising regional prospects (Figure 4).

1. LOS MAUTOS

The Los Mautos prospect is located 6.5 miles (11 km) northeast of El Gallo and shares many similar geological features. Los Mautos is comprised of a number of breccia bodies that outcrop at surface. Like El Gallo, these are shallow-dipping zones characterized by strong silicification and have NW and NE structural trends.  Breccia bodies are the most important host for silver at El Gallo.  Over 3,000 rock chip samples and 6,450 soil samples have been taken on the project, covering an area 14,100 ft (4,300 m) long by 3,900 ft (1,200 m) wide. Selected rock chip samples are highlighted below. Drill permits for this project were received in late August and percussion drilling has been initiated.

Silver Grade	Gold Grade	Silver Grade	Gold Grade
(opt)	(opt)	(gpt)	(gpt)

8.8	0.005	302	0.16
12.1	0.012	414	0.42
49.9	0.028	1,710	0.94
36.6	0.015	1,260	0.50
38.8	0.011	1,330	0.39
35.3	0.08	1,210	2.71

2. CHAPOTILLO

Chapotillo is located 6.5 miles (10.5 km) northwest of El Gallo. The mineralization is structurally controlled in a northwest-striking vein and is typical of many gold-silver epithermal veins found throughout Mexico. A total of 1,100 rock chip samples have been taken on the project, covering a strike length of 4,925 ft (1,500 m). Selected rock chip samples are highlighted below. Drill permits for this project were received in late August and two core holes have been completed to date. Results from this drilling are expected in late September.

Silver Grade	Gold Grade	Silver Grade	Gold Grade
(opt)	(opt)	(gpt)	(gpt)

22.8	0.069	1,790	3.42
16.5	0.089	567	3.06
9.01	0.180	311	6.16
10.4	0.080	355	2.75
14.1	0.309	483	10.60
9.0	0.167	308	5.71

3. PIEDRA DE ORO

Piedra de Oro is located 20 miles (32 km) northeast of El Gallo. Unlike the other two prospects, the primary focus of US Gold’s drilling here is for gold. A total of 24 samples were taken from historical underground workings. Each of the samples returned very encouraging gold values. Drill permits were received during the first week of September and core drilling has commenced.  Assays values for the 24 samples are shown below.

Gold Grade	Gold Grade
(opt)	(gpt)

0.576	19.75
0.744	25.5
0.274	9.41
0.141	4.85
0.309	10.6
0.322	11.05
0.031	1.06
0.650	22.3
1.012	34.7
0.314	10.75
0.340	11.65
0.305	10.45
0.012	0.404
0.147	5.05
0.960	32.9
0.913	31.3
1.068	36.6
0.433	14.85
0.481	16.5
1.018	34.9
1.234	42.3
1.476	50.6
0.360	12.35
0.939	32.2

ABOUT US GOLD (www.usgold.com)

US Gold’s goal is to qualify for inclusion in the S&P 500 within the next 5 years. US Gold explores for gold and silver in the Americas, has an exciting silver discovery called El Gallo in Mexico, and is advancing its Gold Bar Project in Nevada towards production. US Gold has a strong treasury and is debt free. The company’s shares are listed on the NYSE Amex and the Toronto Stock Exchange under the symbol UXG, trading 1.2 million shares daily. US Gold’s shares are also included in S&P/TSX and Russell indices.

QUALIFIED PERSON

Disclosure for Nevada projects in this news release has been prepared, reviewed and approved by Robert L. Kastelic, CPG, US Gold’s Senior Consulting Geologist, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of mineral exploration undertaken by the company at its Nevada exploration properties. All assays are uncut, with analysis conducted by ALS Chemex utilizing a 30 gram fire assay charge with an AA finish. Samples returning greater than 10 ppm gold were re-analyzed using gravimetric fire assay. Drilling was performed with a standard reverse circulation (RC) rig, and samples are 5 feet in length. Quality assurance/quality control is assured by inserting standards and blanks every 40th sample and check assays sent to a second lab every 20th sample.

Disclosure for Mexico projects in this news release has been viewed and approved by John Read, US Gold’s consulting geologist, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by the Company at its Mexican exploration properties. Samples were shipped to ALS Chemex in Hermosillo for sample preparation and analysis by 4-acid digestion with ICP determination for silver and fire assay for gold. Samples returning greater than 1500 ppm silver or 10 ppm gold were re-analyzed using gravimetric fire assay.

(1) The PEA was prepared by Telesto Nevada Inc. (“Telesto”) of Reno, Nevada in accordance with the requirements of Canadian National Instrument 43-101 “Standards of Disclosure for Mineral Projects” (“NI 43-101”). It contemplates a conventional open pit mining operation and heap leach gold recovery. The mine plan calls for the extraction of 13.1 million tonnes at an average grade of 1.0 gram gold per tonne (gpt) containing 421 thousand ounces of gold. The PEA is based on the mineral resource estimate announced on March 31, 2010 also by Telesto. The PEA is an estimate of the economic viability of the project and does not contemplate a number of important engineering and regulatory factors. Further study is required prior to making a production decision.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

U.S. investors should be aware that the issuer has no “reserves” as defined by Guide 7 and are cautioned not to assume that any part or all of the potential target mineral resources will ever be confirmed or converted into Guide 7 compliant “reserves.”

This press release also contains information about adjacent properties on which we have no right to explore or mine.  We advise U.S. investors that the SEC’s mining guidelines strictly prohibit information of this type in documents filed with the SEC.  U.S. investors are cautioned that mineral deposits on adjacent properties are not indicative of mineral deposits on our properties.

For further information contact:

Stefan M. Spears Vice President, Projects Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 99 George Street, 3rd Floor Toronto, ON M5A 2N4 E-mail: info@usgold.com

US★GOLD

Figure 1

Cabin Creek - Plan View (Aerial View) of New Lower Mineral Zone

September 13, 2010

Legend
Interpreted Lower Mineral Zone
Sept 2010 Drill Hole Location
Planned Exploration Hole
GB143 = Drill Hole #
Open
Interpreted Fault
GB143
GB144
GB146
A
A'
GB149
GB145
GB150
GB151
GB147
GB148
Open
0 75 150
Feet
0 25 50
Meters
N
Gold Bar Project
Mineral Resource Outline
North Gold Ridge
Gold Pick
Gold Ridge
Area Shown
Cabin Creek
0 500 1,000
Meters
0 1,500 3,000
Feet

Figure 2

Cabin Creek - Cross Section A - A' (See Figure 1)

September 13, 2010

W
E
Surface
2200 Elev
2100 Elev
2000 Elev
1900 Elev
0.030 opt Au / 15 ft
0.133 opt Au / 90 ft
0.027 opt Au / 55 ft
New Lower Zone
0.033 opt Au / 240 ft
Anomalous Gold
Interpreted Fault
GB146
GB145
GB149
McColley Canyon
McColley Canyon
Lone Mountain Fm
0 150 300
Feet
0 50 100
Meters
Legend
Gold Mineralization
New RC Holes
Historic RC Holes
Mineral Intercept

Figure 3

North Gold Ridge - Plan View (Aerial View)

September 13, 2010

555200
555400
555600
4406200
4406000
Legend
Mineral Resource Outline
Sept 2010 Drill Hole Location
Drill Hole Assays Pending
GB152= Drill Hole #
GB152
Open
0 50 100
Meters
0 200 400
Feet
N
Area Shown
Gold Bar Project
Mineral Resource Outline
North Gold Ridge
Gold Pick
Gold Ridge
Cabin Creek
0 500 1,000
Meters
0 1,500 3,000
Feet

US★GOLD

Figure 4

El Gallo District - US Gold Property Map (533,000 acres)

September 13, 2010

Legend
Advanced Stage Project
Early Stage Prospect
US Gold Property
Piedra de Oro
Chapotillo
Los Maltos
El Gallo
Magistral
Palmarito
N
0
10
20
Km
0
5
10
Miles
180000
190000
200000
210000
220000
230000
240000
250000
2880000
2870000
2860000
2850000
2840000
2830000